Exhibit 10.7

CONSENT AGREEMENT

This CONSENT AGREEMENT (this “Consent Agreement”), dated as of September 24, 2008, is made by Arizona Sciences and Technology Enterprises, LLC, a Arizona limited liability company (“AzTE”).

WHEREAS, PetroTech Holdings, Corp. (“PetroTech”) and AzTE are the only Members of PetroAlgae, LLC (“PetroAlgae”) and are parties to the Operating Agreement (as defined and described below);

WHEREAS, LV Administrative Services, Inc., is the collateral agent for PetroTech Holdings, Corp. (the “Agent”); and

WHEREAS, AzTE is willing to consent to, among other things, the Working Capital Financings (as defined below) upon the terms and conditions contained herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, AzTE agrees as follows:

1. Capitalized terms used herein without definition shall have the meanings assigned to such terms in that certain Amended and Restated Limited Liability Company Agreement of PetroAlgae, dated as of February 16, 2007 (as amended, restated and/or modified from time to time in accordance with its terms, the “Operating Agreement”).

2. Notwithstanding anything to the contrary contained in the Operating Agreement, AzTE hereby (a) consents to, and hereby agrees to waive the restrictions and requirements set forth in Section 5.2g of the Operating Agreement in respect of or in connection with, the incurrence by PetroAlgae of indebtedness (whether secured by the assets of PetroAlgae or otherwise) to PetroTech and/or any owner, subsidiary and/or affiliate of PetroTech pursuant to one or more transactions or series of transactions, having an ordinary interest rate not to exceed 12% (collectively, the “Working Capital Financings”) and (b) agrees that, for purposes of distributions under Section 9.3 of the Operating Agreement, liabilities incurred under or in connection with the Working Capital Financings shall be deemed to have priority in right of payment to liabilities of PetroAlgae to AzTE.

3. Notwithstanding anything to the contrary set forth in Section 5.1(h) of the Operating Agreement, AzTE hereby further agrees that in respect any Action by Written Consent of Directors of PetroAlgae which approves Working Capital Financings by PetroTech, AzTE hereby waives the requirement to provide the AzTE Observer (as defined in the Operating Agreement) with no less than two (2) days prior notice of such proposed Action by Written Consent of Directors; provided that, the AzTE Observer shall be provided with prompt written notice of such Action by Written Consent of Directors once signed by the Directors of PetroAlgae.

4. The Agent hereby agrees that it will not effect an assignment of any rights it may have in and to that certain License Agreement dated as of February 16, 2007 between AzTE and PetroAlgae (as amended, restated and/or modified from time to time) without the prior written consent of AzTE, which such consent will not be unreasonably conditioned, withheld or delayed.

5. Other than as explicitly set forth herein, no rights or obligations contained in the Operating Agreement shall be amended, modified or otherwise affected by the terms of this Consent Agreement or the transactions contemplated hereby.

6. AzTE shall, from and after the date hereof, upon reasonable request of PetroTech and/or any subsidiary and/or affiliate of PetroTech, execute and deliver such other agreements, documents and instruments as any such party may reasonably request to obtain the full benefit of this Consent Agreement.

7. AzTE warrants and represents that it is fully entitled and duly authorized to enter into and deliver this Consent Agreement and undertake the obligations set forth herein. AzTE also warrants and represents that: (a) neither the execution, nor the delivery, nor the performance of this Consent Agreement it will conflict with or result in a breach or violation of, or constitute a default under, any agreement or instrument by which it or its properties are bound, or any law, order, judgment, decree, rule or regulation applicable to it of any court, regulatory body, administrative agency, governmental body, stock exchange or arbitrator having jurisdiction over it; and (b) no consent, approval, authorization or order of, or declaration or filing with, any court or governmental agency or body, or any other person or entity, is required to be obtained or filed by it in connection with the transactions contemplated in this Consent Agreement, except for those that have been obtained or made on or prior to the date hereof or otherwise provided for herein.

8. This Consent Agreement shall be binding upon AzTE’s successors and assigns and shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and entirely to be performed in such State.

9. Any signature delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Consent Agreement as of the date set forth above.

ARIZONA SCIENCES AND TECHNOLOGY ENTERPRISES, LLC

By:	/s/ Charlie Lewis
Name:	Charlie Lewis
Title:	VP Venture Development

ACKNOWLEDGED AND AGREED:

LV ADMINISTRATIVE SERVICES, INC., As Agent

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory